Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Financial Officer of EpiCept Corporation (the “Issuer”). This certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This certification accompanies the Annual Report on Form 10-K of the Issuer for the annual period ended December 31, 2011.

I, Robert W. Cook, certify that the Annual Report on Form 10-K for the period ended December 31, 2011, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: March 30, 2012

/s/ Robert W. Cook
Robert W. Cook
Senior Vice President and Chief Financial Officer